Exhibit 99.1

NVR, INC. ANNOUNCES FULL YEAR AND FOURTH QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

January 29, 2009, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced a net loss of $30,457,000 and diluted loss per share of $5.54 for its fourth quarter ended December 31, 2008 compared to net income of $67,274,000 and diluted earnings per share of $11.72 for the same period of 2007.  The fourth quarter 2008 results were negatively impacted by asset impairments of approximately $121,500,000 compared to $98,000,000 in the fourth quarter of 2007.  These impairments lowered fourth quarter 2008 net income by approximately $74,000,000 and lowered fourth quarter 2007 net income by approximately $60,000,000. Consolidated revenues for the fourth quarter of 2008 totaled $910,174,000, a 36% decrease from $1,427,397,000 for the comparable 2007 quarter.

For the year ended December 31, 2008, consolidated revenues were $3,693,039,000, 28% lower than the $5,129,342,000 reported for the same period of 2007.  Net income for the year ended December 31, 2008 was $100,892,000, a decrease of 70% when compared to the year ended December 31, 2007.  Diluted earnings per share for the year ended December 31, 2008 was $17.04, a decrease of 69% from $54.14 per diluted share for the comparable period of 2007.

Homebuilding

New orders in the fourth quarter of 2008 decreased 30% to 1,357 units, when compared to 1,948 units in the fourth quarter of 2007.  The cancellation rate in the quarter ended December 31, 2008 was 30% compared to 32% in the fourth quarter of 2007 and 24% in the third quarter of 2008.  Settlements decreased in the fourth quarter of 2008 to 2,776 units, 28% less than the same period of 2007.

Homebuilding revenues for the quarter ended December 31, 2008 totaled $899,535,000, 36% lower than the year earlier period.  Gross profit margins were 2.6% in the 2008 fourth quarter compared to 12.9% for the same period in 2007.  Gross profit margins in the 2008 quarter were impacted by land deposit impairments of approximately $109,800,000, compared to approximately $98,000,000 in the year ago period.  Gross profit margins excluding these land deposit impairments were 14.8% in the 2008 fourth quarter compared to 19.9% for the same period in 2007.  Loss before tax from the homebuilding segment totaled $56,978,000 in the 2008 fourth quarter compared to income before tax of $92,681,000 in the 2007 fourth quarter.  The homebuilding results for the 2008 fourth quarter included goodwill impairments of $11,686,000 and approximately $11,000,000 of expenses related to employee severance and office closure costs as the Company continues to down-size its operations in response to market conditions.  Operating unit activity and financial performance continue to be negatively impacted by high levels of new and existing home inventories, affordability issues, a tight lending environment and low homebuyer confidence.

New orders for 2008 totaled 8,760 units, a 29% decrease when compared to the 12,270 units reported for 2007.  Home settlements for 2008 decreased 21% to 10,741 units when compared to 13,513 units closed in 2007.  Homebuilding revenues for 2008 totaled $3,638,702,000, 28% lower than 2007.  Gross profit margins decreased to 12.6% in 2008 from 16.3% in 2007.  Pre-tax homebuilding income decreased to $140,751,000 for the 2008 fiscal year, a decrease of 71% from the prior year.  The number of homes in backlog at the end of 2008 was 3,164 units, 39% lower than the 5,145 units in backlog at the end of 2007.  The dollar volume in backlog decreased 48% to $1,002,795,000 at December 31, 2008, when compared to the same time last year.

Mortgage Banking

Mortgage closed loan production of $623,623,000 for the quarter ended December 31, 2008 was 28% lower than the same period last year.  Operating income for the mortgage banking operations during the fourth quarter of 2008 decreased 72% to $4,234,000, when compared to $15,301,000 reported for the same period of 2007. Operating income in the current quarter was negatively impacted by a $2,984,000 decrease in unrealized income from the fair value measurements required under SFAS No. 157, Fair Value Measurement, and more competitive mortgage pricing.

Mortgage production for the 2008 full year decreased 27% to $2,351,341,000.  Pre-tax income from the mortgage banking segment decreased for the 2008 fiscal year to $26,704,000, a 50% decrease from the $53,929,000 reported for 2007.

Other News

The Company also reported that effective February 4, 2009, Mr. Dwight C. Schar, the Company’s Executive Chairman, will relinquish the title of Executive Officer but will continue to serve as Chairman of the Board.  Mr. Schar’s revised role continues the leadership transition that separated the roles of Chairman and CEO to strengthen the operating and governance structure of the Company.

The Company repurchased $36,680,000 of the Company’s 5% Senior Notes due 2010 on the open market.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Homebuilding:
Revenues	$899,535	$1,405,466	$3,638,702	$5,048,187
Other income	2,030	4,693	16,386	21,118
Cost of sales	(875,779)	(1,224,313)	(3,181,010)	(4,227,059)
Selling, general and administrative	(67,906)	(90,010)	(308,739)	(343,520)
Operating (loss) income	(42,120)	95,836	165,339	498,726
Interest expense	(3,172)	(3,155)	(12,902)	(13,150)
Goodwill and intangible asset impairment	(11,686)	-	(11,686)	-
Homebuilding (loss) income	(56,978)	92,681	140,751	485,576

Mortgage Banking:
Mortgage banking fees	10,639	21,931	54,337	81,155
Interest income	1,347	1,485	3,955	4,900
Other income	214	280	745	1,060
General and administrative	(7,756)	(8,227)	(31,579)	(32,505)
Interest expense	(210)	(168)	(754)	(681)
Mortgage banking income	4,234	15,301	26,704	53,929

(Loss) income before taxes	(52,744)	107,982	167,455	539,505

Income tax benefit (expense)	22,287	(40,708)	(66,563)	(205,550)

Net (loss) income	$(30,457)	$67,274	$100,892	$333,955

Basic (loss) earnings per share	$(5.54)	$13.10	$18.76	$61.61

Diluted (loss) earnings per share	$(5.54)	$11.72	$17.04	$54.14

Basic average shares outstanding	5,497	5,136	5,379	5,420

Diluted average shares outstanding	5,497	5,741	5,920	6,168

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2008	December 31, 2007

ASSETS

Homebuilding:
Cash and cash equivalents	$1,146,426	$660,709
Receivables	11,594	10,855
Inventory:
Lots and housing units, covered under sales agreements with customers	335,238	573,895
Unsold lots and housing units	57,639	105,838
Manufacturing materials and other	7,693	9,121
	400,570	688,854

Contract land deposits, net	29,073	188,528
Assets not owned, consolidated per FIN 46R	114,930	180,206
Property, plant and equipment, net	25,658	32,911
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and other indefinite and definite life intangibles, net	-	11,782
Other assets	242,626	252,461

	2,012,457	2,067,886

Mortgage Banking:
Cash and cash equivalents	1,217	3,500
Mortgage loans held for sale, net	72,488	107,338
Property and equipment, net	759	881
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	8,968	7,464

	90,779	126,530

Total assets	$2,103,236	$2,194,416

(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31, 2008	December 31, 2007

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$137,285	$219,048
Accrued expenses and other liabilities	194,869	251,475
Liabilities related to assets not owned, consolidated per FIN 46R	109,439	164,369
Customer deposits	59,623	125,315
Other term debt	2,530	2,820
Senior notes	163,320	200,000
	667,066	963,027
Mortgage Banking:
Accounts payable and other liabilities	17,842	18,551
Notes payable	44,539	83,463
	62,381	102,014

Total liabilities	729,447	1,065,041

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,561,187 and 20,592,640 shares issued for December 31, 2008 and 2007 respectively	206	206
Additional paid-in capital	722,265	663,631
Deferred compensation trust – 514,470 and 516,085 shares of NVR, Inc. common stock for December 31, 2008 and 2007, respectively	(74,978)	(75,636)
Deferred compensation liability	74,978	75,636
Retained earnings	3,630,887	3,529,995
Less treasury stock at cost – 15,028,335 and 15,455,086 shares for December 31, 2008 and 2007, respectively	(2,979,569)	(3,064,457)
Total shareholders’ equity	1,373,789	1,129,375
Total liabilities and shareholders’ equity	$2,103,236	$2,194,416

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Homebuilding data:
New orders (units):
Mid Atlantic (1)	692	910	4,290	5,695
North East (2)	159	190	884	1,212
Mid East (3)	360	540	2,380	3,160
South East (4)	146	308	1,206	2,203
Total	1,357	1,948	8,760	12,270

Average new order price	$296.0	$318.4	$311.3	$352.0

Settlements (units):
Mid Atlantic (1)	1,389	1,906	5,240	6,634
North East (2)	273	329	1,086	1,247
Mid East (3)	750	974	2,762	3,321
South East (4)	364	665	1,653	2,311
Total	2,776	3,874	10,741	13,513

Average settlement price	$323.6	$362.5	$338.4	$373.2

Backlog (units):
Mid Atlantic (1)			1,776	2,726
North East (2)			303	505
Mid East (3)			731	1,113
South East (4)			354	801
Total			3,164	5,145

Average backlog price			$316.9	$371.3

Community count (average)	397	472	427	505
Lots controlled at end of year			45,000	67,600

Mortgage banking data:
Loan closings	$623,623	$867,106	$2,351,341	$3,225,324
Capture rate	89%	83%	85%	85%

Common stock information:
Shares outstanding at end of year			5,532,852	5,137,554
Number of shares repurchased	-	-	-	784,788
Aggregate cost of shares repurchased	-	-	-	$507,472

(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina and Tennessee